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                                                                    EXHIBIT 99.3

                          APRIA HEALTHCARE GROUP INC.

              $51,779,000 10% CONVERTIBLE SUBORDINATED DEBENTURES
                      INITIALLY OFFERED PURSUANT TO RIGHTS
                         DISTRIBUTED TO STOCKHOLDERS OF
                          APRIA HEALTHCARE GROUP INC.

Dear Stockholders:

     This letter is being distributed to all holders of Common Stock, par value
$.00l per share (the "Common Stock"), of record on           , 1998 (the "Record
Date"), of Apria Healthcare Group Inc. (the "Company"), in connection with a distribution of transferable rights ("Rights") to acquire $51,779,000 10% Convertible Subordinated Debentures due 2004 at a subscription price of $1,000 per $1,000 principal amount of Debentures as described in the Prospectus dated
          , 1998 (the "Prospectus").

     Each beneficial owner of the Common Stock is entitled to receive one Right for each share of the Common Stock owned as of the Record Date.

     Enclosed are copies of the following documents:

          1. The Prospectus;

          2. The Subscription Warrant;

          3. The "Instructions as to Use of Apria Healthcare Group Inc. Subscription Warrant" (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9);

          4. A Notice of Guaranteed Delivery for Subscription Warrants issued by Apria Healthcare Group Inc.; and

          5. A return envelope addressed to                , the Subscription
     Agent.

     Your prompt action is requested. The Rights will expire at 5:00 P.M., New
York City time, on             , 1999, unless extended by the Company (the
"Expiration Date").

     To exercise the Rights, a properly completed and executed Subscription Warrant (unless the guaranteed delivery procedures are complied with) and payment in full for all of the Rights exercised must be delivered to the Subscription Agent, as indicated in the Prospectus, prior to 5:00 P.M., New York City time, on the Expiration Date.

     Additional copies of the enclosed materials may be obtained from
               . Their toll-free telephone number is (800)           .

                                          Very truly yours,

                                          APRIA HEALTHCARE GROUP INC.